Exhibit 5.1

September 13, 2024

Canoo Inc.

19951 Mariner Avenue

Torrance, California 90503

Ladies and Gentlemen:

We are acting as special counsel to Canoo Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of the offer and sale of shares of its common stock, par value $0.0001 per share (the “Common Stock”), consisting of shares with an aggregate value of up to $200,000,000.00 (the “Shares”), pursuant to the terms of the Equity Distribution Agreement dated as of September 13, 2024 by and between Northland Securities, Inc. and the Company (as the same may be amended or supplemented from time to time, the “Agreement”). The Shares are being offered and sold pursuant to a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 10, 2022 (File No. 333-264842) and July 23, 2024 (File No. 333-280962) under the Securities Act of 1933, as amended (the “Act”) (such registration statement, as so filed and as amended, collectively, the “Registration Statement”), including a base prospectus dated May 18, 2022 (the “Base Prospectus”). The Base Prospectus, together with any prospectus supplements filed describing the terms of the offering of Shares in accordance with the Agreement, are referred to herein as the “Prospectus.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Second Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, and the Amended and Restated Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company with respect to the issuance and sale of the Shares, (iii) the Registration Statement and the exhibits thereto, and (iv) the Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares are duly authorized, and when the Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Agreement, the Shares will be validly issued, fully paid and non-assessable.

A Limited Liability Partnership • Dallas • Austin • Houston • Waco • Los Angeles • Boca Raton/Miami • Orlando • www.munckwilson.com

Canoo Inc.

September 13, 2024

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s current report on Form 8-K. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is furnished to you in connection with the filing of the Prospectus and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Munck Wilson Mandala, LLP

Munck Wilson Mandala, LLP